                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  February 29, 1996



                            JONES INTERCABLE, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)

       Colorado                      1-9953                      84-0613514
       --------                      ------                      ----------
(State of Organization)       (Commission File No.)             (IRS Employer
                                                             Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309                  (303) 792-3111
- ---------------------------------------------                  --------------
(Address of principal executive office and Zip Code)           (Registrant's
                                                               telephone no.
                                                            including area code)

Item 2.   Acquisition of Assets
          ---------------------

          All of the following information previously was disclosed in the Report of Jones Intercable, Inc. (the "Company") for the transition period June 1, 1995 through December 31, 1995, which was filed by the Company with the Securities and Exchange Commission ("SEC") on March 13, 1996, and is being restated herein in the context of the Company's filing of the historical and pro forma financial information required by Item 7 of SEC Form 8-K:

          In August 1995, the Company entered into an asset exchange agreement (the "TWEAN Exchange Agreement") with Time Warner Entertainment-Advance/Newhouse Partnership ("TWEAN"), an unaffiliated cable television operator. The Company subsequently assigned the TWEAN Exchange Agreement to Jones Cable Holdings, Inc.("JCH"), a wholly owned subsidiary. On February 29, 1996, JCH conveyed to TWEAN the cable television systems serving areas in and around Carmel, Indiana (the "Carmel System"), Orangeburg, South Carolina (the "Orangeburg System") and Tampa, Florida (the "Tampa System") and cash in the amount of $3,500,000, subject to normal closing adjustments. In return, JCH received substantially all of the assets of cable television systems serving Andrews Air Force Base, Capitol Heights, Cheltenham, District Heights, Fairmont Heights, Forest Heights, Morningside, Seat Pleasant, Upper Marlboro and portions of Prince Georges County, Maryland (the "Prince Georges County System") and a portion of Fairfax County, Virginia (the "Reston System"). Taking into account the aggregate purchase price paid by JCH for the Carmel System, the Orangeburg System and the Tampa System, which were acquired by JCH on February 28, 1996, plus the $3,500,000 cash consideration paid by JCH to TWEAN, the aggregate consideration paid for the Prince Georges County System and the Reston System was approximately $176,468,000.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

a.        Financial statements of businesses acquired.

          The historical financial statements of the Prince Georges County cable television system are included in the enclosed financial statements of Time Warner Entertainment-Advance/Newhouse Partnership.

          The historical financial statements of the Reston System are included in the enclosed financial statements of Warner Capital Communications of Reston, a division of Time Warner Entertainment - Advance/Newhouse Partnership.

b. Pro forma financial information. Pro forma financial statements of Jones Intercable, Inc. reflecting the acquisitions of the Prince Georges County System and the Reston System.


c.        Exhibits.

            2.1 Purchase and Sale Agreement dated as of August 11, 1995 between IDS/Jones Growth Partners 87-A, Ltd. and the Company. (1)

            2.2 Purchase and Sale Agreement dated as of August 11, 1995 between Jones Cable Income Fund 1-B, Ltd. and the Company. (1)

            2.3 Purchase and Sale Agreement dated as of August 11, 1995 between Cable TV Fund 12-BCD Venture and the Company. (1)

            2.4 Asset Exchange Agreement dated as of August 11, 1995 between Time Warner Entertainment-Advance/Newhouse Partnership and the Company. (1)

     (1) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           JONES INTERCABLE, INC.,
                                           a Colorado corporation


Dated:  May 13, 1996                       By:   /s/ Kevin P. Coyle
                                                 ------------------------------
                                                 Kevin P. Coyle
                                                 Group Vice President/Finance

                             Financial Statements

                            Prince George's County
                  A Cable System Included in the Partnership
                        of Time Warner Entertainment -
                               Advance/Newhouse

                    April 1, 1995 through December 31, 1995
                      with Report of Independent Auditors

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                             Financial Statements

                    April 1, 1995 through December 31, 1995



                                   CONTENTS

Report of Independent Auditors........................................  1

Financial Statements

Balance Sheet.........................................................  2
Statement of Operations...............................................  3
Statement of Changes in Partners' Capital.............................  4
Statement of Cash Flows...............................................  5
Notes to Financial Statements.........................................  6

[LOGO OF ERNEST & YOUNG LLP]

                         Report of Independent Auditors

To the Management of Jones Intercable, Inc.

We have audited the accompanying balance sheet of Prince George's County, a cable system included in the partnership of Time Warner Entertainment - Advance/Newhouse ("TWEAN") as of December 31, 1995, and the related statements of operations, changes in partners' capital and cash flows for the period from April 1, 1995 through December 31, 1995. These financial statements are the responsibility of Prince George's County management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prince George's County as of December 31, 1995, and its results of operations and its cash flows for the period from April 1, 1995 through December 31, 1995, in conformity with generally accepted accounting principles.


                                           ERNST & YOUNG LLP

April 12, 1996

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                                 Balance Sheet
                                (in thousands)

                               December 31, 1995


ASSETS
Cash                                                $    287
Accounts receivable, less allowance for
  doubtful accounts of $26                             1,090
Prepaid expenses and other assets                        290
Property, plant and equipment, at cost:
  Land, buildings and improvements                     2,021
  Distribution system                                 29,801
  Vehicles and other equipment                         4,890
  Construction in progress                             1,651
                                                    --------
                                                      38,363
  Less accumulated depreciation                      (22,683)
                                                    --------
  Net property, plant and equipment                   15,680
Franchise costs, less accumulated
 amortization of $263                                     63
Receivable from TWEAN                                  9,713
                                                    --------
Total assets                                        $ 27,123
                                                    ========

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable                                    $     78
Accrued liabilities                                    1,788
Due to affiliated companies                              561
                                                    --------
                                                       2,427
Partners' capital                                     24,696
                                                    --------
Total liabilities and partners' capital             $ 27,123
                                                    ========


See accompanying notes.

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                            Statement of Operations
                                (in thousands)

                    April 1, 1995 through December 31, 1995


REVENUES
Service                                    $27,095
Connection and other                         1,580
                                           -------

                                            28,675

EXPENSES
Operating and origination                    8,099
Programming purchased from affiliated        2,498
 companies
Selling, general and administrative          5,167
Depreciation and amortization                3,039
Interest expense                                15
                                           -------
                                            18,818
                                           -------
Net income                                 $ 9,857
                                           =======


See accompanying notes.

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                   Statement of Changes in Partners' Capital
                                (in thousands)

                    April 1, 1995 through December 31, 1995


Contribution of partners' capital at       $14,839
 April 1, 1995
Net income for the period from April 1,
 1995 through                                9,857
December 31, 1995
                                           -------
Partners' capital at December 31, 1995     $24,696
                                           =======


See accompanying notes.

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                            Statement of Cash Flows
                                (in thousands)

                    April 1, 1995 through December 31, 1995


OPERATING ACTIVITIES
Net income                                   $  9,857
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Depreciation and amortization                 3,039
  Changes in operating assets and
   liabilities:
   Accounts receivable and prepaid             (1,199)
    expenses
   Accounts payable and accrued                 1,274
    liabilities
                                             --------
Net cash provided by operating                 12,971
 activities

INVESTING ACTIVITIES
Purchases of property, plant and               (2,972)
 equipment, net
Increase in receivable from TWEAN              (9,713)
                                             --------
Net cash used in investing activities         (12,685)

Net decrease in cash                              286
Cash at beginning of year                           1
                                             --------
Cash at end of year                          $    287
                                             ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Interest paid                                $     15
                                             ========


See accompanying notes.

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                         Notes to Financial Statements


1. DESCRIPTION OF BUSINESS

Prince George's County (the "System"), a cable system included in the partnership of Time Warner Entertainment - Advance/Newhouse ("TWEAN"), is principally engaged in the operation of a cable television business. Such operations consist primarily of selling video programming which is distributed to subscribers for a monthly fee. The System operates in the City of Largo, Maryland and surrounding areas under nonexclusive franchise agreements which expire at various times beginning July 1997.

On April 1, 1995, Time Warner Entertainment Company, L.P. ("TWE"), contributed
2.9 million subscribers (for a two-thirds interest) and Advance/Newhouse ("A/N") contributed 1.5 million subscribers (for a one-third interest) to form TWEAN, a joint venture that TWE manages. TWE is a limited partnership between certain subsidiaries of Time Warner Inc., the general partners, and a subsidiary of US WEST, Inc., the limited partner's.

Assets (primarily property, plant and equipment) and liabilities of the System were included in the A/N contribution at historical amounts. The statements of operations, partners' capital and cash flows are presented under the accounting policies of TWEAN for the period from April 1, 1995 through December 31, 1995.

The System has no separate legal status or existence. The System resources are under the control of TWEAN management. The System assets are legally available for the satisfaction of debts of TWEAN, not solely those appearing in the accompanying statements, and its debts may result in claims against assets not appearing therein. The System is one of several cable systems included in the partnership of TWEAN and transactions and the terms thereof may be arranged by and among members of the affiliated group.

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                         Notes to Financial Statements


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTY, PLANT AND EQUIPMENT

Depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

          Buildings and improvements        10-20 years
          Distribution system                5-15 years
          Vehicles and other equipment       3-11 years

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," ("FAS 121") effective for fiscal years beginning after December 15, 1995. The new rules establish standards for the recognition and measurement of impairment losses on long-lived assets and certain intangible assets. The Company expects that the adoption of FAS 121 will not have a material effect on its financial statements.

FRANCHISE COSTS

Costs incurred in acquiring cable television franchises are capitalized and then amortized on a straight-line basis over various periods not in excess of the life of the applicable franchise agreement.

DEFERRED INCOME

Recognition of income from subscribers billed in advance is deferred until the services are rendered.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                         Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

A significant portion of the customer base is concentrated within the local geographical area of the cable system. The division generally extends credit to its customers and the ultimate collection of accounts receivable could be affected by the local economy. Management performs continuous credit evaluations of its customers and may require cash in advance or other special arrangements from certain customers. Management does not believe that there is any significant credit risk which could have a material effect on the financial condition of the division.

INCOME TAXES

Income or loss of the System is included in separate income tax returns of the TWEAN partners. Accordingly, no income taxes are reflected in the System financial statements.

3. RELATED PARTY TRANSACTIONS

The balance sheet includes an amount receivable from TWEAN (see Note 6) representing the balance of excess cash flow generated by the system and transferred to TWEAN. Amounts transferred are not subject to repayment and do not bear interest.

The statement of revenues and expenses and changes in net assets includes charges for programming and promotional services provided by Home Box Office and other affiliates of TWE. These charges are based upon customary rates. Total charges allocated to the System aggregated $2,498,000 for the period from April 1, 1995 through December 31, 1995.

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                         Notes to Financial Statements

4. COMMITMENTS

Rental expense for all operating leases, principally office, equipment and pole attachments, approximated $332,000 for the period from April 1, 1995 through December 31, 1995. Future minimum rental payments required under noncancelable operating leases are summarized as follows:


          Year ended December 31:
            1996                        $  281,000
            1997                           288,000
            1998                           295,000
            1999                           302,000
            2000                           310,000
            Thereafter                     264,000
                                        ----------
                                        $1,740,000
                                        ==========

5.  BENEFIT PLANS

Effective April 1, 1995, the System has participated in the Time Warner Cable Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan, and the Time Warner Cable Employees Savings Plan (the "Savings Plan"), a defined contribution plan, both of which are administered by a committee appointed by the Board of Representatives of TWE and cover substantially all employees.

Benefits under the Pension Plan are determined based on formulas which reflect employees' years of service and compensation levels during their employment period. Total pension cost for the period from April 1, 1995 through December 31, 1995 approximated $82,000.

The System's contributions to the Savings Plan can amount to up to 6.67% of the employees' compensation during the plan year. The Board of Representatives of TWE has the right in any year to set the maximum amount of the System's contribution. Defined contribution plan expense for the period from April 1, 1995 through December 31, 1995 approximated $38,000.

                            Prince George's County
                 A Cable System Included in the Partnership of
                 Time Warner Entertainment - Advance/Newhouse

                         Notes to Financial Statements

6. SUBSEQUENT EVENT

On February 29, 1996, certain System assets, excluding the receivable from TWEAN, and certain liabilities were traded pursuant to an asset exchange agreement between TWEAN and Jones Intercable, Inc.

                           Financial Statements

                           Warner Cable Communications
                           (Fairfax County, Virginia)
                           A Division of Time Warner
                           Entertainment-Advance/Newhouse Partnership


                           Year ended December 31, 1995
                           with Report of Independent Auditors

                          Warner Cable Communications
                           (Fairfax County, Virginia)
      A Division of Time Warner Entertainment-Advance/Newhouse Partnership

                              Financial Statements

                          Year ended December 31, 1995


INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Auditors......................................  1
Statement of Assets, Liabilities and Net Assets.....................  2
Statement of Revenues and Expenses and Changes in Net Assets........  3
Statement of Cash Flows.............................................  4
Notes to Financial Statements.......................................  5

                         Report of Independent Auditors

The General Partner
Time Warner Entertainment-Advance/Newhouse Partnership
Stamford, Connecticut

We have audited the accompanying statement of assets, liabilities and net assets of Warner Cable Communications (Fairfax County, Virginia), a division of Time Warner Entertainment-Advance/Newhouse Partnership, as of December 31, 1995, and the related statements of revenues and expenses and changes in net assets and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net assets of Warner Cable Communications (Fairfax County, Virginia), a division of Time Warner Entertainment-Advance/Newhouse Partnership, at December 31, 1995, and its revenues and expenses and changes in net assets and its cash flows for the year then ended in conformity with generally accepted accounting principles.



May 2, 1996

                          Warner Cable Communications
                          (Fairfax County, Virginia)
     A Division of Time Warner Entertainment-Advance/Newhouse Partnership

                Statement of Assets, Liabilities and Net Assets

                               December 31, 1995

ASSETS
Cash                                                               $   66,124
Accounts receivable, net of allowance for doubtful
 accounts of $25,985                                                  276,768
Prepaid expenses and other assets                                      33,505

Property, plant and equipment, at cost (Note 2):
 Land, building and improvements                      $   168,487
 Distribution system                                   14,148,225
 Vehicles and other equipment                             733,143
 Construction in progress                                     588
                                                      -----------
                                                       15,050,443
 Less accumulated depreciation                         (7,925,300)
                                                      -----------
Net property, plant and equipment                                   7,125,143

Franchise costs and other intangible assets, less
 accumulated amortization of $272,639                                 190,254
                                                                   ----------
                                                                   $7,691,794
                                                                   ==========
LIABILITIES AND NET ASSETS
Accounts payable                                                   $   91,191

Accrued liabilities                                                   417,210

Subscribers' advance payments                                         164,405
                                                                   ----------
Total current liabilities                                             672,806

Net assets (Note 1)                                                 7,018,988
                                                                   ----------
                                                                   $7,691,794
                                                                   ==========

See notes to financial statements.

                          Warner Cable Communications
                          (Fairfax County, Virginia)
     A Division of Time Warner Entertainment-Advance/Newhouse Partnership

         Statement of Revenues and Expenses and Changes in Net Assets

                         Year ended December 31, 1995

Revenues:
 Service                                               $5,368,406
 Connection and other                                     929,483
                                                       ----------
                                                                   $ 6,297,889

Expenses:
 Operating and origination                              2,375,300
 Selling, general and administrative                      971,119
 Depreciation and amortization (Note 2)                 1,047,636
 Interest                                                 163,793
                                                       ----------
                                                                     4,557,848
                                                                   -----------

Net income                                                           1,740,041

Net assets at beginning of year                                      7,212,992

Net payments to Time Warner Entertainment-
  Advance/Newhouse Partnership                                      (1,934,045)
                                                                   -----------
Net assets at end of year                                          $ 7,018,988
                                                                   ===========

See notes to financial statements.

                          Warner Cable Communications
                          (Fairfax County, Virginia)
     A Division of Time Warner Entertainment-Advance/Newhouse Partnership

                            Statement of Cash Flows

                         Year ended December 31, 1995

OPERATING ACTIVITIES
Net income                                              $1,740,041
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Depreciation and amortization                          1,047,636
  Changes in noncash working capital:
   Accounts receivable, prepaid expenses, and
    other assets                                            10,531
   Accounts payable, accrued liabilities, and
    subscribers' advance payments                            9,286
                                                        ----------
Net cash provided by operating activities                           $ 2,807,494

INVESTING ACTIVITIES
Purchases of property, plant and equipment                             (859,800)

FINANCING ACTIVITIES
Net payments to Time Warner Entertainment-
 Advance/Newhouse Partnership                                        (1,934,045)
                                                                    -----------
Net increase in cash                                                     13,649
Cash at beginning of year                                                52,475
                                                                    -----------
Cash at end of year                                                 $    66,124
                                                                    ===========

See notes to financial statements.

                          Warner Cable Communications
                          (Fairfax County, Virginia)
     A Division of Time Warner Entertainment-Advance/Newhouse Partnership

                         Notes to Financial Statements

                         Year ended December 31, 1995


1. Description of Business

Warner Cable Communications (Fairfax County, Virginia) (the Division), a division of Time Warner Entertainment-Advance/Newhouse Partnership (TWE-A/N), is principally engaged in the cable television business. Such operations consist primarily of selling video programming which is distributed to subscribers for a monthly fee through a network of coaxial cables. The Division operates in the County of Fairfax, Virginia, under a nonexclusive franchise agreement which is in effect until 2003.

On April 1, 1995, Time Warner Entertainment Company, L.P. (TWE) formed TWE-A/N, a general partnership, with Advance/Newhouse Partnership (Advance/Newhouse). The TWE and Advance/Newhouse interests in TWE-A/N are 66.67% and 33.33%, respectively. The assets of the Division were contributed to TWE-A/N, which is managed by, and an affiliate of TWE.

The Division has no separate legal status or existence. The Division's resources and existence are at the disposal of TWE-A/N management, subject to contractual commitments by TWE-A/N to perform certain long-term contracts within the present divisional structure. The Division's assets are legally available for the satisfaction of debts of TWE-A/N, not solely those appearing in the accompanying statements; and its debts may result in claims against assets not appearing therein. The Division is one of several divisions and affiliates of TWE-A/N, and transactions and the terms thereof may be arranged by and among members of the affiliated group.

2. Significant Accounting Policies

Property, Plant and Equipment

Depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

          Building and improvements       5-25 years
          Distribution system             3-15 years
          Vehicles and other equipment    3-10 years

                          Warner Cable Communications
                          (Fairfax County, Virginia)
     A Division of Time Warner Entertainment-Advance/Newhouse Partnership

                   Notes to Financial Statements (continued)


2. Significant Accounting Policies (continued)

Franchise Costs and Other Intangible Assets

The Division has deferred costs incurred to acquire the franchises and other intangible assets. Amortization of these costs is provided on the straight-line basis over the term of the franchise agreement.

Income Taxes

As a U.S. partnership, TWE-A/N is not subject to federal and state income taxation. As a result, a provision for income taxes has not been included in the financial statements.

Statement of Cash Flows

For purposes of this statement, cash includes all highly liquid investments purchased with original maturities of three months or less.

Financial Statements

The financial statements have been prepared in accordance with generally accepted accounting principles, which require the use of management's estimates and assumptions. Actual results could differ from these estimates.

3. Related Party Transactions

There is a charge equivalent to income taxes of $707,000 included in Net Payments to TWE-A/N.

Interest charged to the Division for January through March by TWE was computed by multiplying the Division's estimated debt by the TWE effective interest rate. The TWE effective interest rate was 7.6%. For April through December, the TWE-A/N interest expense was allocated to the Division based on the ratio of the Division's net assets to total TWE-A/N net assets. During the year ended December 31, 1995, interest charges aggregated $163,793.

                          Warner Cable Communications
                          (Fairfax County, Virginia)
     A Division of Time Warner Entertainment-Advance/Newhouse Partnership

                   Notes to Financial Statements (continued)


3. Related Party Transactions (continued)

The Division records charges for a portion of TWE-A/N's selling, general and administrative expenses ($211,064 for the year ended December 31, 1995), which are allocated by TWE-A/N to its divisions and affiliates based upon subscriber levels.

The statement of revenues and expenses and changes in net assets includes charges for programming and promotional services provided by Home Box Office and other affiliates of TWE-A/N. These charges are based upon customary rates.

4. Leases

Rental expenses for all operating leases, principally office rent, for the year ended December 31, 1995, amounted to $136,541. The Division has no significant noncancelable rental commitments.

5. Benefit Plans

The Division participates in a noncontributory defined benefit pension plan (the Pension Plan) which is maintained by TWE-A/N and covers substantially all employees. Benefits under the Pension Plan are determined based on formulas which reflect the employees' years of service and average compensation for the highest five consecutive years of the last ten years of service. Total pension cost for the year ended December 31, 1995, was $25,513.

Prior to April 1, 1995, the Division participated in a defined contribution plan maintained by TWE (The Time Warner Cable Employees' Savings Plan). Effective April 1, 1995, this Savings Plan was amended, restated and renamed the Cable Employees' Savings Plan (The Savings Plan). The Savings Plan covers substantially all employees. The Division's contributions to the Savings Plan can amount to up to 6.67% of the employee's eligible compensation during the plan year. The plan sponsor has the right in any year to set the maximum amount of the Division's contribution. Defined contribution plan expense totaled $10,907 for the year ended December 31, 1995.

                       UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS

     On February 28, 1996, Jones Intercable, Inc. and subsidiaries (the "Company") purchased pursuant to a purchase and sale agreement with IDS/Jones Growth Partners 87-A, Ltd., one of the Company's managed limited partnerships, the cable television system serving areas in and around Carmel, Indiana (the "Carmel System"). The purchase price was $44,235,333, which was the average of three separate independent appraisals of the fair market value of the Carmel System. The purchase of the Carmel System was funded by borrowings available under the Company's revolving credit facility. The Carmel System passes approximately 24,400 homes and serves approximately 19,200 basic subscribers.

     On February 28, 1996, the Company purchased pursuant to a purchase and sale agreement with Jones Cable Income Fund 1-B, Ltd., one of the Company's managed limited partnerships, the cable television system serving areas in and around Orangeburg, South Carolina (the "Orangeburg System"). The purchase price was $18,347,667, which was the average of three separate independent appraisals of the fair market value of the Orangeburg System. The purchase of the Orangeburg System was funded by borrowings available under the Company's revolving credit facility. The Orangeburg System passes approximately 16,530 homes and serves approximately 12,500 basic subscribers.

     On February 28, 1996, the Company purchased pursuant to a purchase and sale agreement with the Cable TV Fund 12-BCD Venture (the "Venture"), a joint venture of three of the Company's managed limited partnerships, the cable television system serving areas in and around Tampa, Florida (the "Tampa System"). The purchase price was $110,395,667, which was the average of three separate independent appraisals of the fair market value of the Tampa System. The purchase of the Tampa System was funded by borrowings available under the Company's revolving credit facility. The Tampa System passes approximately 128,500 homes and serves approximately 65,000 basic subscribers.

     On August 11, 1995, the Company entered into an asset exchange agreement (the "TWEAN Exchange Agreement") with Time Warner Entertainment-Advance/Newhouse Partnership ("TWEAN"), an unaffiliated cable television system operator. Pursuant to the TWEAN Exchange Agreement, on February 29, 1996, the Company conveyed to TWEAN the Carmel System, the Orangeburg System and the Tampa System and cash in the amount of $3,500,000 (subject to normal closing adjustments). In return, the Company received from TWEAN the cable television systems serving Andrews Air Force Base, Capitol Heights, Cheltenham, District Heights, Fairmount Heights, Forest Heights, Morningside, Seat Pleasant, Upper Marlboro, and portions of Prince George's County, all in Maryland (the "Prince George's County System"), and portions of Fairfax County, Virginia (the "Reston System"). These systems serve approximately 86,500 subscribers. This transaction was considered a non-monetary exchange of similar productive assets for accounting purposes and the Prince Georges County System and the Reston System were recorded at the historical cost of the assets given up plus the $3,500,000 cash consideration. The Company paid Financial Group a $1,668,000 fee upon the completion of the TWEAN Exchange Agreement as compensation to it for acting as the Company's financial advisor. All fees paid to Financial Group by the Company are based upon 90% of the estimated commercial rate charged by unaffiliated financial advisors.

     The following Unaudited Pro Forma Consolidated Financial Statements reflect the acquisition of the Prince Georges County System and the Reston System. The Unaudited Pro Forma Consolidated Balance Sheet reflects the acquisition of the Prince Georges County System and the Reston System as if the transaction had occurred as of December 31, 1995. In addition, the Unaudited Pro Forma Consolidated Balance Sheet reflects the purchase of the cable television system serving areas in and around Manassas, Virginia (the "Manassas System"), which was completed on January 10, 1996, as if the transaction had occurred as of December 31, 1995. The Unaudited Pro Forma Statement of Operations reflects the acquisition of the Prince Georges County System and the Reston System, as well as acquisitions of the Manassas System, the cable television system serving areas in and around Dale City, Virginia (the "Dale City System") and the cable television system serving areas in and around Augusta, Georgia (the "Augusta System"), as if the transactions had occurred January 1, 1995.

     The capital required to complete the acquisition of the Prince Georges County System and the Reston System was provided by the Company's Revolving Credit Facility.

     The Unaudited Pro Forma Financial Statements should be read in conjunction with the Notes to Unaudited Financial Statements. The Unaudited Pro Forma Statements of Operations are based on historical data and may not be indicative of actual results obtained due to these transactions.

                             JONES INTERCABLE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995

                                                                      Pro Forma Adjustments
                                                                   ----------------------------
                                                        As                       Prince George/
                                                     Reported      Manassas         Reston         Pro Forma
                                                     12/31/95       System          Systems         12/31/95
                                                     --------      --------      --------------    ----------
CASH AND CASH EQUIVALENTS                            $  2,314       $     -         $      -       $    2,314

RESTRICTED CASH                                         9,770             -                -            9,770

RECEIVABLES                                            36,085           350            1,728           38,163

INVESTMENT IN CABLE TELEVISION
 PROPERTIES
    Property, plant and equipment, net                303,488        17,750           44,120          365,358
    Franchise Costs and Other Intangibles,
      net                                             309,813        54,372          134,027          498,212
    Investments in Domestic Partnerships               45,745             -                -           45,745
    Investments in Foreign Partnerships                99,613             -                -           99,613
                                                     --------       -------         --------       ----------
      Total investment                                758,659        72,122          178,147        1,008,928

DEFERRED TAX ASSET, NET                                 3,862             -                -            3,862

DEPOSITS, PREPAIDS AND OTHER                           49,809        (2,802)              52           47,059
                                                     --------       -------         --------       ----------

TOTAL ASSETS                                         $860,499       $69,670         $179,927       $1,110,096
                                                     ========       =======         ========       ==========

LIABILITIES AND SHAREHOLDERS'
  INVESTMENT
    LIABILITIES
      Accounts payable and accrued liabilities       $ 69,411       $     -         $      -       $   69,411
      Subscriber prepayments and deposits               5,579            20               60            5,659
      Subordinated debentures and other debt          462,714             -                -          462,714
      Credit Facility                                  30,000        69,650          179,867          279,517
                                                     --------       -------         --------       ----------
        Total liabilities                             567,704        69,670          179,927          817,301
                                                     --------       -------         --------       ----------

SHAREHOLDERS' INVESTMENT
  Class A Common Stock                                    262             -                -              262
  Common Stock                                             51             -                -               51
  Additional Paid-in Capital                          394,875             -                -          394,875
  Accumulated Deficit                                (144,897)            -                -         (144,897)
  Unrealized Gain                                      42,504             -                -           42,504
                                                     --------       -------         --------       ----------
    Total shareholders' investment                    292,795                                         292,795
                                                     --------       -------         --------       ----------

Total Liabilities and Shareholders' Investment       $860,499       $69,670         $179,927       $1,110,096
                                                     ========       =======         ========       ==========

                             JONES INTERCABLE, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the year ended December 31, 1995

                                                                  Pro Forma Adjustments
                                                     As        ----------------------------
                                                  Reported         Other     Prince George/
                                                  12/31/95     Acquisitions  Reston Systems      Total
                                                  --------     ------------  --------------    --------
                                                          (In Thousands Except Per Share Data)
REVENUES FROM CABLE
  TELEVISION OPERATIONS:
  Cable Television Revenue
    Subscriber service fees                       $135,350       $ 57,343       $ 44,660       $237,353
    Management fees                                 21,462         (1,215)        (2,085)        18,162
  Non-cable Revenue                                 32,026              -              -         32,026
                                                  --------       --------       --------       --------
TOTAL REVENUES                                     188,838         56,128         42,575        287,541

COSTS AND EXPENSES:
  Cable Television Expenses
    Operating expenses                              77,638         29,013         22,770        129,421
    General and administrative
      expenses                                       8,284          3,787          2,903         14,974
  Non-cable operating, general
    and administrative                              32,382              -              -         32,382
  Depreciation and amortization                     55,805         30,842         17,648        104,295
                                                  --------       --------       --------       --------

OPERATING INCOME                                    14,729         (7,514)          (746)         6,469

OTHER INCOME (EXPENSE):
  Interest expense                                 (49,552)        (6,895)       (12,354)       (68,801)
  Equity in income (losses)
    of affiliated entities                             (58)             -              -            (58)
  Interest income                                   14,383        (11,350)             -          3,033
  Other, net                                          (526)             -              -           (526)
                                                  --------       --------       --------       --------

LOSS BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                               (21,024)       (25,759)       (13,100)       (59,883)
  Income tax provision                                   -              -              -              -
                                                  --------       --------       --------       --------

LOSS BEFORE EXTRAORDINARY
  ITEM                                             (21,024)       (25,759)       (13,100)       (59,883)

EXTRAORDINARY ITEM
  Loss on early extinguishment of debt, net
    of related income taxes                           (692)             -              -           (692)
                                                  --------       --------       --------       --------

NET LOSS                                          $(21,716)      $(25,759)      $(13,100)      $(60,575)
                                                  ========       ========       ========       ========

                         NOTES TO UNAUDITED PRO FORMA
                             FINANCIAL STATEMENTS

(1) The Unaudited Pro Forma Consolidated Financial Statements reflect the acquisition of the Prince Georges County System and the Reston System. The Unaudited Pro Forma Consolidated Balance Sheet reflects the acquisition of the Prince Georges County System and the Reston System as if the transaction had occurred as of December 31, 1995. In addition, the Unaudited Pro Forma Consolidated Balance Sheet reflects the purchase of the cable television system serving areas in and around Manassas, Virginia (the "Manassas System"), which was completed on January 10, 1996, as if the transaction had occurred as of December 31, 1995. The Unaudited Pro Forma Statement of Operations reflects the acquisition of the Prince Georges County System and the Reston System, as well as acquisitions of the Manassas System, the cable television system serving areas in and around Dale City, Virginia (the "Dale City System") and the cable television system serving areas in and around Augusta, Georgia (the "Augusta System"), as if the transactions had occurred January 1, 1995.

(2) The basis for the Unaudited Pro Forma Consolidated Statements of Operations are the historical financials of the Company, the Prince Georges County System, the Reston System, the Dale City System, the Augusta System and the Manassas System. The depreciation and amortization of the acquired systems has been adjusted to reflect the Company's basis in the assets. Interest expense and interest income have been adjusted as a result of changes in debt balances and cash due to the above transactions. In addition, management fee revenue has been reduced to reflect the sale of certain partnership systems in connection with the above acquisitions.